                                                                   EXHIBIT 10.48


                                PROMISSORY NOTE

$951,432.99                    LAS VEGAS, NEVADA                    July 1, 1996


          FOR VALUE RECEIVED, the undersigned, LETRONIX ACQUISITION CORP., a Florida corporation (the "Company"), hereby promises to pay to the order of POLYPHASE CORPORATION or permitted assigns (the "Payee"), at 16885 Dallas Parkway, Dallas, Texas 75248, or at any such other place as any Holder of this Note may designate in writing, the principal amount of NINE HUNDRED FIFTY-ONE THOUSAND FOUR HUNDRED THIRTY-TWO DOLLARS AND NINETY-NINE CENTS ($951,432.99) (the "Principal Amount") with interest from the date hereof on the Principal Amount from time to time remaining unpaid at the rate of eight percent (8%) per annum. Interest on this Note shall be calculated based upon a year of 365 or 366 days, as applicable. All payments of principal and interest shall be made in lawful money of the United States of America.

          THIS NOTE IS DUE AND PAYABLE AS FOLLOWS: On June 30, 1999, all Principal and all accrued but unpaid interest shall be due and payable in full. All payments hereunder shall be applied first to the payment of interest and then to the outstanding Principal Amount.

          NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS NOTE, IN NO EVENT SHALL THE AMOUNT OF INTEREST PAYABLE HEREON EXCEED THE MAXIMUM AMOUNT OF INTEREST PERMITTED TO BE CHARGED OR PAYABLE HEREON BY APPLICABLE LAW.

          PAYMENTS. All payments hereunder shall be made on or before the due date and shall be delivered to Payee at the address indicated hereinabove, or at any such other address as payee may designate in writing.

          WAIVERS. The Company, to the extent allowed by law, may waive presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, diligence in collecting, grace, notice and protest and agree to one or more extensions for any period or periods of time and partial payments before or after maturity without prejudice to the holder.

          SEVERABILITY. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.

          USURY. All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof exceed the maximum amount permissible under applicable law. In particular, this section means (among other things) that the Company does not agree or intend to pay, and Payee does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "Charge or Collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Payee to charge or collect more for this loan that the maximum Payee would be permitted to charge or collect by Federal law or the laws of the State of Nevada (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to the Company. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Payee does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest charged to the account of the loan evidenced hereby does not exceed the applicable usury ceiling. Payee may delay or forgo enforcing any of its rights or remedies under this Note without losing them If for any circumstances whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount the interest payable to the holder hereof shall be reduced to the amount permitted under applicable law; and if for any circumstances, the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and such excess shall be refunded to the Company. This Section shall control all agreements between the Company and the holder hereof.

          EVENT OF DEFAULT. In case an Event of Default (as defined below) shall occur and shall be continuing, the Principal Amount due and payable as of or prior to the date of the occurrence of such Event of Default but not yet paid shall become (along with all accrued but unpaid interest) immediately due and payable. For purposes of this Note any Event of Default shall have occurred if:

          (i) The Company shall fail to make any payment pursuant hereto and such failure shall continue for a period of fifteen (15) calendar days after notice;

          (ii) The Company fails to perform promptly at the time and strictly in the manner provided in this Note, and such failure shall continue for a period of fifteen (15) calendar days after notice.

     ACCELERATION. If default is made in the payment due under this Note, the entire principal balance owing hereon shall at once become due and payable, at the option of the Payee(s) with written notice of acceleration to the Company. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Payee may declare immediately due the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest and all other amounts, costs and expenses for which the Company is responsible under this Note or pertaining to this loan.

     SPECIAL PROVISIONS. This Note is issued by Maker without recourse to its for any deficiency in the value of the collateral securing this indebtedness. This Note is a limited obligation of Maker and shall be payable by Maker as to principal and interest solely from the collateral pledged herefor as hereinafter set forth, and shall be a valid claim of any holder thereof only against such collateral. In the event that Maker defaults on its repayment obligation under this Promissory Note, as the term default is defined herein, the Payee or any holder, shall have recourse against and only to the extent of the value of the Collateral specified herein. Payee or any holder's recourse against Maker is limited to the value of the Collateral. In the event that the value of the Collateral is less than the amount outstanding hereunder, Payee or any holder shall have no cause of action against Maker for any deficiency between the value of the Collateral and the amount owed under this Promissory Note.

     COLLATERAL. The indebtedness evidenced by this Promissory Note shall be secured pursuant to that certain security agreement of even date herewith.

     CAPTIONS. The headings are included herein for ease of reference only and shall not be considered in the construction or interpretation of the terms and provisions of this date.

     OPTIONAL PREPAYMENTS. This Note may be prepaid in whole or in part, without premium or penalty, at any time. Any such prepayment shall be applied first to accrued but unpaid interest as of the date of such prepayment and then to the outstanding Principal Amount of this Note in the inverse order of scheduled principal payments.

     GOVERNING LAW. THIS NOTE HAS BEEN DELIVERED TO AND ACCEPTED BY LENDER IN

DALLAS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH

THE LAWS OF THE STATE OF TEXAS. ANY LEGAL PROCEEDINGS INSTITUTED UNDER THIS NOTE

SHALL BE BROUGHT IN DALLAS COUNTY, TEXAS.

     IN WITNESS WHEREOF, LETRONIX ACQUISITION CORP. has caused this Note to be dated 1st day of July 1996, and to be executed on its behalf by its officer
       --
thereunto duly authorized.


LETRONIX ACQUISITION CORP.



__________________________________
By:  Albert B. Greco, Jr.
Its: President